UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010
____________________________

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 212 Boca Raton, FL 33432
(Address of principal executive offices) (Zip Code)

(561) 953-5343
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry Into a Material Definitive Agreement.

On January 11, 2010, Bonds.com Group, Inc. (“we,” “us,” and the “Company”) entered into a Unit Purchase Agreement (the “UBS Purchase Agreement”) with UBS Americas Inc. (“UBS”).  Pursuant to the UBS Purchase Agreement, the Company issued and sold to UBS 1,760 units, with each unit consisting of 26.67 shares of our Series A Participating Preferred Stock (“Series A Preferred”) and rights (the “Preferred Stock Purchase Rights”) to purchase 72 shares of Series A Preferred (collectively, the “Units”).  UBS paid $1,000 per Unit for an aggregate purchase price of $1,760,000 (before deduction of transaction fees and expenses).  Each Preferred Stock Purchase Right gives UBS the right to purchase 72 shares of Series A Preferred at a purchase price of $37.50 per share (payable in cash or by net exercise).  In the event the Company issues shares of its common stock at a price per share less than $0.375, the exercise price of the Preferred Stock Purchase Rights shall be decreased to a purchase price equal to such lower price per share of common stock multiplied by 100 (subject to certain exceptions).  The Preferred Stock Purchase Rights must be exercised on or before January 11, 2013.  The 1,760 Units purchased by UBS constitute an aggregate of 46,939.2 shares of Series A Preferred and Preferred Stock Purchase Rights to purchase an aggregate of 126,720 additional shares of Series A Preferred (plus 10,560 additional shares of Series A Preferred as described below).

In addition to the purchase and sale of units as described above, the UBS Purchase Agreement contained representations and warranties of the Company in favor of UBS as well as other covenants and obligations binding on the Company.  Those additional covenants and obligations include:

●
For so long as UBS owns any shares of Series A Preferred or Preferred Stock Purchase Rights, the Company is required to timely file all reports required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company is prohibited from terminating its status as an issuer required to file such reports without UBS’ consent.

●
The Company is required to use the proceeds from the sale of the Units for general corporate and for working capital purposes and not for (a) the repayment of any outstanding indebtedness of the Company or any of its subsidiaries or (b) the redemption or repurchase of any of its or its subsidiaries’ equity securities.

●	The Company is required, in the six months following the closing to take such steps as are commercially reasonable to address the material weaknesses in its internal control over financial reporting.

●	The Company is required to and to cause its subsidiaries to operate the BondStation Pro platform in compliance with the requirements of Regulation ATS under the Exchange Act.

●
The Company is prohibited from (a) paying any indebtedness owed to officers and directors of the Company until the Company has at least twelve months cash reserve for working capital and applicable regulatory capital requirements, as determined in good faith by the Company’s Board of Directors, except for up to $60,000 of accrued interest on its outstanding indebtedness to John Barry III and (b) entering into any new indebtedness for borrowed money with affiliates that is payable by the Company prior to the Company having at least twelve months cash reserve for working capital and applicable regulatory capital requirements, as determined in good faith by the Company’s Board of Directors, except that such restriction does not apply to intercompany loans, accounts and advances between the Company and its consolidated subsidiaries.

●
The Company is required to indemnify UBS and its affiliates from any breaches of its representations and warranties set forth in the UBS Purchase Agreement and other documents entered into by the Company and its subsidiaries in connection with the transactions contemplated thereby.  Such indemnification obligation is subject to a twelve month survival period, a $100,000 deductible and a cap equal to the purchase price for the Units purchased by UBS.  The Company also provided UBS a separate indemnification, which is not subject to the foregoing limitations, pursuant to which the Company agreed to protect UBS from any dilution it suffers from any settlement or judgment resulting from certain pending litigation.

●	The Company agreed to pay fifty percent of UBS’ legal fees and expenses in connection with the transaction, but not to exceed $130,000.

Pursuant to the previously disclosed amendment letter to the Unit Purchase Agreement (the “Fund Holdings Unit Purchase Agreement”), dated August 28, 2009, between the Company and Fund Holdings, LLC (“Fund Holdings”), Fund Holdings was entitled to purchase from the Company rights to purchase 2,397 shares of our common stock for each Unit purchased by UBS for an aggregate purchase price payable by Fund Holdings for such rights of $1,760.  The terms of such purchase rights (the “Fund Holdings Ordinary Purchase Rights”) would be the same as the Ordinary Purchase Rights issued to Fund Holdings pursuant to the Fund Holdings Unit Purchase Agreement, as previously disclosed by the Company, including an exercise price per share of common stock of $0.375 (payable in cash or by net exercise), a three-year exercise period and a provision providing for the reduction of the exercise price to any lower price per share at which the Company sells its common stock (subject to certain exceptions).  As a condition to UBS’ consummation of its investment pursuant to the UBS Purchase Agreement, UBS and Fund Holdings entered into a letter agreement pursuant to which Fund Holdings relinquished its rights to purchase Fund Holdings Ordinary Purchase Rights with respect to 1,056,000 shares of our common stock and requested that the Company instead issue UBS additional Preferred Stock Purchase Rights with respect to 10,560 shares of Series A Preferred.  Pursuant to such side letter, the Company agreed to issue (and issued) such additional Preferred Stock Purchase Rights to UBS.

The Company issued a certificate to UBS representing the Preferred Stock Purchase Rights (the “Preferred Stock Rights Certificate”) acquired by it in connection with such closing and the related letter agreement between the Company, Fund Holdings and UBS.

As a requirement of UBS’ investment, on January 11, 2010, the Company, UBS, Fund Holdings, affiliates of John J. Barry, IV, our chief executive officer and a member of our board of directors (the “JBIV Stockholders”), affiliates of John Barry III, a member of our board of directors (the “JBIII Stockholders”), Laidlaw Venture Partners III, LLC and Laidlaw & Company (UK) Ltd. entered into a Stockholders’ Agreement setting forth certain agreements among and between the Company and such stockholders (the “Stockholders’ Agreement”).  The Stockholders’ Agreement contains the following agreements and obligations, among others:

●
In the event that Fund Holdings, the JBIV Stockholders or the JBIII Stockholders seek to sell their shares of Common Stock, UBS shall have the right to sell a pro rata portion of its shares along with such stockholders.  Alternatively, the Company, at its option, may redeem the applicable shares of Series A Preferred from UBS and the stockholder would be permitted to sell his, her or its shares free of such obligation.  The foregoing obligations do not apply to transfers to certain permitted transferees, bona fide pledges and pledges outstanding as of the date of the Stockholders’ Agreement.  Such obligations also do not apply to sales by (a) Fund Holdings of up to 17.5% of the securities held by Fund Holdings as of the date of the Stockholders’ Agreement in any consecutive twelve month period and 35% in the aggregate of the securities held by Fund Holdings as of the date of the Stockholders’ Agreement, (b) the JBIV Stockholders of up to 25% in the aggregate of the securities held by such stockholders as of the date of the Stockholders’ Agreement and 45% each in the aggregate of the securities held by the JBIV Stockholders as of the date of the Stockholders’ Agreement, and (c) the JBIII Stockholders of up to 25% in the aggregate of the securities held by such stockholders as of the date of the Stockholders’ Agreement and 45% each in the aggregate of the securities held by the JBIII Stockholders as of the date of the Stockholders’ Agreement.

●
The Company and each stockholder party to the Stockholders’ Agreement (other than UBS) are prohibited from selling their securities to any bank, bank holding company, broker or dealer prior January 11, 2011, unless agreed in writing by UBS.  Such restriction shall not apply to (a) market-based sales so long as the selling stockholder is reasonably unaware that it is selling to a bank, bank holding company, broker or dealer, (b) the sale by the Company of up to an additional 690 units pursuant to the Unit Purchase Agreement (the “Laidlaw Unit Purchase Agreement”), dated as of December 31, 2009, by and among the Company and Laidlaw Venture Partners III, LLC (subject to certain conditions), (c) a change of control transaction in which the holders of the Company’s common stock receive cash consideration of at least $4.00 per share and holders of Series A Preferred receive cash consideration for all of their shares of Series A Preferred Stock equal to no less than the greater of $400.00 per share or 100 times the consideration per share received by holders of common stock, (d) the issuance by the Company of shares of common stock upon the exercise of purchase rights which were acquired by Laidlaw Venture Partners III, LLC or Laidlaw & Company (UK) Ltd. pursuant to the transactions described in the Laidlaw Unit Purchase Agreement, and (e) the distribution of securities owned by Laidlaw Venture Partners III, LLC or Laidlaw & Company (UK) Ltd. to its members.

●
The Company and each stockholder party to the Stockholders’ Agreement (other than UBS) is prohibited from appointing or voting in favor of, as applicable, any nominee to the Company’s board of directors that is affiliated with another bank, bank holding company, broker or dealer unless UBS agrees in writing, except that the foregoing restriction shall not apply to Edwin L. Knetzger III or Michael Sanderson.

●
The JBIV Stockholders and JBIII Stockholders are prohibited from withdrawing their consent to the adoption and approval of the Certificate of Amendment to Certificate of Incorporation of the Company to increase the authorized shares of Common Stock to 300,000,000.

●
If, after the date of the Stockholders’ Agreement, any stockholder of the Company acquires additional shares of common stock or Series A Preferred such that such stockholder owns twenty percent or more of any class of the outstanding voting capital stock of the Company, the Company is required to use its reasonable best efforts to have such stockholder become a party to the Stockholders’ Agreement.  Additionally, the Company is prohibited from issuing any shares of its common stock or Series A Preferred such that the recipient thereof would own twenty percent or more of any class of the outstanding voting capital stock of the Company unless such stockholder becomes a party to the Stockholders’ Agreement.

In connection with the Stockholders’ Agreement, on January 11, 2010, the Company, Fund Holdings, the Barry IV Stockholders and the Barry III Stockholders entered into a letter agreement.  Pursuant to this letter agreement, the company agreed that (a) in the event the Company, at its option, redeems shares of Series A Preferred from UBS to facilitate Fund Holdings, the Barry IV Stockholders or the Barry III Stockholders selling shares without being obligated to provide tag-along rights to UBS, then it shall redeem the same number of shares from UBS in connection with any sale by the other stockholders within six months; and (b) to the extent it may do so without causing the Series A Preferred stock to be classified other than as equity on the Company’s financial statements, the Company would exchange shares of common stock for any shares of Series A Preferred acquired by Fund Holdings, the Barry IV Stockholders or the Barry III Stockholders in connection with UBS’ tag-along rights.

As part of the transactions contemplated by the UBS Purchase Agreement, on January 11, 2010, the Company, Bonds.com, Inc. (the Company’s wholly-owed broker-dealer subsidiary) and UBS Securities LLC entered into a Licensing and Services Agreement (the “LS Agreement”).  Pursuant to the LS Agreement, the Company, Bonds.com, Inc. and UBS Securities LLC have agreed to work together to develop a platform for the trading of fixed-income securities among their customers and others.  The LS Agreement contains covenants and obligations on the part of the parties with respect to such efforts, including covenants regarding each party’s obligations with respect to the development of and operation of such platform, non-solicitation and exclusivity obligations and obligations on the part of the Company to provide certain intellectual property rights to UBS Securities LLC if and when the Company has the right to do so.

The foregoing descriptions of the UBS Purchase Agreement, Preferred Stock Purchase Rights and Stockholders’ Agreement are a summary only and are qualified in their entirety by reference to the UBS Purchase Agreement, Preferred Stock Rights Certificate and Stockholders’ Agreement, copies of which are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report.

Edwin L. Knetzger, III, who is co-chairman of the Company’s Board of Directors, is the sole manager of Fund Holdings.  Mr. Knetzger currently holds a 16.3% membership interest in Fund Holdings.  Additionally, Fund Holdings has assigned to Mr. Knetzger (a) a portion of its Ordinary Purchase Rights consisting of the right to purchase 5,200,550 shares of our common stock, (b) a portion of its “Special Purchase Rights” under the Purchase Agreement, consisting of the right to purchase 333,334 shares of our common stock, and (c) a portion of its “Additional Purchase Rights” under the Purchase Agreement, consisting of the right to purchase up to 8,964,527 shares of our common stock upon the exercise or conversion of other outstanding rights to acquire shares of our common stock.  Mr. Knetzger also received one-third of the Fund Holdings Ordinary Purchase Rights acquired by Fund Holdings as part of the UBS investment.  Additionally, Mr. Knetzger, in his capacity as chairman of our Board of Directors, previously was issued a stock option to purchase 500,000 shares of our common stock.

Additionally, Michael Sanderson, who was elected to the Company’s Board of Directors to serve as co-chairman and appointed as Chief Operating Officer of our New York office and BondStation Pro line of business (subject to regulatory requirements), is a manager of Laidlaw Venture Partners III, LLC and a director of Laidlaw & Company (UK) Ltd.

Copies of the UBS Purchase Agreement, Preferred Stock Rights Certificate and Stockholders’ Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company or its subsidiaries or affiliates. The representations, warranties, covenants and obligations summarized above and contained in the agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the agreements, and are subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing the represented matters as facts, may be qualified by disclosures made to the investor and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the those agreements or the representations and warranties and should not rely on the representations, warranties, covenants or obligations as characterizations of the actual state of facts or condition of the Company, the investor or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, covenants and obligations may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  Additionally, the Company’s agreement to the covenants and obligation set forth in the agreements should in no way be considered a disclosure by the Company that it shall always perform or be in compliance with such covenants and obligations.  Accordingly, the representations, warranties, covenants and obligations contained in the agreements should not be viewed or relied upon as statements of actual or future facts or the actual state of current or future affairs of the Company or its subsidiaries or affiliates.

Item 3.02.       Unregistered Sales of Equity Securities.

Pursuant to the UBS Purchase Agreement and the transactions described in Item 1.01 above, on January 11, 2010, the Company issued (a) 46,939.2 shares of its Series A Preferred and rights to purchase an aggregate of 137,280 additional shares of Series A Preferred (comprised of the 126,720 Preferred Purchase Rights pursuant to the UBS Purchase Agreement and the additional 10,560 purchase rights pursuant to the letter agreement described above) to UBS for a purchase price of $1,760,000 (before deduction of fees and expenses payable or reimbursable by the Company pursuant to the UBS Purchase Agreement), and (b) rights to purchase an aggregate of 3,162,720 shares of its common stock to Fund Holdings for a purchase price per right of $1,760 (the “Fund Holdings Rights”).  The Preferred Stock Purchase Rights are exercisable pursuant to the terms described in Item 1.01 above, including the payment of a $37.50 per share of Series A Preferred exercise price (in cash or through a cashless exercise).  The Fund Holdings Rights are exercisable pursuant to the same terms as the “Ordinary Purchase Rights” as described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 3, 2009 and January 7, 2010, including an exercise price per share of common stock of $0.375 (payable in cash or by net exercise) and a three year exercise period.  The foregoing issuances were made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, in each case, based on representations and warranties made by the purchasers and other factors.

As previously disclosed, on December 31, 2009, the Company and Laidlaw Venture Partners III, LLC entered into a Unit Purchase Agreement (the “LVPIII Purchase Agreement”) contemplating an investment by Laidlaw Venture Partners III, LLC of up to $2,000,000.  Also as previously reported, on the same date, Laidlaw Venture Partners III, LLC made an initial investment of $1,310,000 (before deduction of fees and expenses payable or reimbursable by the Company pursuant to the LVP III Purchase Agreement).  On January 13, 2010, Laidlaw Venture Partners III, LLC invested the $690,000 balance of the total investment contemplated by the LVPIII Purchase Agreement.  Pursuant to that investment, on January 13, 2010, the Company issued (a) 1,840,230 shares of common stock to Laidlaw Venture Partners III, LLC, (b) rights to purchase 3,680,460 shares of common stock to Laidlaw Venture Partners III, LLC, and (c) rights to purchase 1,701,540 shares of common stock to Laidlaw & Company (UK) Ltd. (upon assignment by Laidlaw Venture Partners III, LLC).  Additionally, in connection with that investment and pursuant to the terms of the LVPIII Purchase Agreement, the Company issued to Fund Holdings rights to purchase 1,653,930 shares of common stock for a purchase price of $690 of which 414,000 were assigned to Laidlaw & Company (UK) Ltd. in accordance with the LPV III Purchase Agreement.  The foregoing purchase rights issued to Laidlaw Venture Partners III, LLC Laidlaw & Company (UK) Ltd. and Fund Holdings have the same terms as the purchase rights previously issued to each of them as disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 3, 2009, December 30, 2009 and January 7, 2010, including a $0.375 per share exercise price (in cash or through a cashless exercise).  The foregoing issuances were made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, in each case, based on representations and warranties made by the purchasers and other factors.

The offer and sale of securities described above by the Company have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The information provided in this current report is not an offer to sell nor is it a solicitation of an offer for the purchase of any of our securities and is intended to comply with Rule 135c of the Securities Act of 1933.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the UBS Purchase Agreement and the transactions described in Item 1.01 above, on January 11, 2010, the Company amended its Certificate of Incorporation by filing a Certificate of Designation of Series A Participating Preferred Stock (the “Certificate of Designation”) which authorized and created 200,000 shares of Series A Participating Preferred Stock.  The shares of Series A Participating Preferred Stock (as referenced above, the “Series A Preferred) have the following rights, privileges and preferences, among others, as more fully set forth in the Certificate of Designation:

●
Subject to the liquidation preference described below, the Series A Preferred ranks pari passu with the Company’s common stock with respect to dividends and distributions upon liquidation, winding-up and dissolution of the Company and junior to any class or series of capital stock that ranks senior to the Series A Preferred as to dividends or distributions upon liquidation, winding-up and dissolution of the Company that is created in accordance with the consent rights described below.

●
The Company may not declare, pay or set aside any dividends on shares of its common stock unless the holders of the Series A Preferred then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred in an amount at least equal to a rate per share of Series A Preferred determined by multiplying the amount of the dividend payable on each share of common stock by one hundred (100) (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization with respect to the Series A Preferred if there is no proportionate action taken with respect to the common stock).

●
In the event of any liquidation, dissolution or winding up of the Company (including certain changes of control that are deemed a liquidation), subject to the rights of any series of preferred stock which may from time to time come into existence, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock or the holders of any series of preferred stock expressly made junior to the Series A Preferred, an amount per share equal to $.01 (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization with respect to the Series A Preferred).  Thereafter, subject to the rights of any series of preferred stock which may from time to time come into existence, the remaining assets of the Company available for distribution to its stockholders are required to be distributed among the holders of shares of Series A Preferred and common stock, pro rata based on the number of shares held by each such holder, treating for this purpose each such share of Series A Preferred as if it had been converted into one hundred (100) shares of common stock (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization with respect to the Series A Preferred if there is no proportionate action taken with respect to the common stock) immediately prior to such liquidation (including a deemed liquidation), dissolution or winding up of the Company.

●
The Series A Preferred is non-voting capital stock of the Company, except as may otherwise be required by applicable law or pursuant to the consent rights described below.  Additionally, the number of authorized shares of preferred stock (other than Series A Preferred) may be increased or decreased (but not below the sum of the number of shares thereof then outstanding and the number of shares required for exercise of any rights to purchase or otherwise acquire shares of preferred stock) by the affirmative vote of the holders of shares of capital stock of the Company representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Company Law, and the holders of Series A Preferred shall not have any separate class vote with respect thereto unless expressly required by the consent rights described below.

●
For so long as any shares of Series A Preferred are outstanding, the Company is prohibited from taking any of the following actions (directly or indirectly), without first obtaining the affirmative vote or written consent of the holders of at least a majority of the Series A Preferred then outstanding, voting together as a single class: (a) alter the rights, preferences or privileges of the Series A Preferred; (b) create any new class or series of shares, or issue any such shares or options or convertible securities exercisable or convertible into such shares, that have a preference over the Series A Preferred with respect to dividends or liquidation preferences to the extent such shares are issued or to be issued by the Company pro rata in respect of outstanding shares of common stock; (c) increase or decrease the authorized number of shares of Series A Preferred; (d) reclassify shares of common stock into shares having a preference over or parity with the Series A Preferred with respect to dividends or liquidation preferences; (e) authorize or pay any dividend or other distribution with respect to the common stock without payment in full of dividends on the Series A Preferred; (f) any action that results in (i) the consolidation or merger of the Company with or into any other corporation or business entity (other than with or into a wholly-owned domestic subsidiary of the Company or with respect to such consolidation or merger where not more than 50% of the voting power of the Company is transferred to any party or parties other than the existing stockholders of the Company), (ii) the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or (iii) the liquidation, dissolution, winding-up or reorganization of the Company if, in each case, such transaction would result in any disproportionate adverse consequences for the holders of Series A Preferred (solely in the respect to their rights as stockholders); (g) commence or consent to certain bankruptcy or insolvency-related proceedings or actions if such proceeding or action would result in any disproportionate adverse consequences for the holders of Series A Preferred (solely in the respect to their rights as stockholders); or (h) alter or amend the foregoing consent rights.

The foregoing is a summary only, and is qualified in its entirety by reference to the Certificate of Designation, which is incorporated herein by referenced.  A copy of the Certificate of Designation is included as Exhibit 3.1 to this Current Report.

Item 8.01.       Other Events.

On December 31, 2009, the Company entered into a Restated Revenue Sharing Agreement (the “Revenue Sharing Agreement”) with Radnor Research and Trading Company, LLC (“Radnor”).  While the Revenue Sharing Agreement was entered into and did not become binding until December 31, 2009, it is dated as of November 13, 2009.  Pursuant to the Revenue Sharing Agreement, the Company is obligated to pay Radnor revenue sharing in an amount equal to 14% of all revenues generated from referrals made by Radnor (except with respect to pre-existing Company’s customers that actively traded with the Company during the six weeks preceding the referral date) (“Radnor Referrals”).  The Company’s Licensing and Services Agreement with UBS Securities LLC described in Item 1.01 above is considered a Radnor Referral.  In the event Georg O’Krepkie (whose employment agreement is described below) ceases to be an employee of the Company, such revenue share percentage shall be increased to 35% minus the compensation paid to his replacement (but in no event less than 14%).  The Revenue Sharing Agreement has an initial term of three years, which term is automatically renewed for successive one year terms unless ninety days notice of termination is provided by either party before the termination date.  Either party may also terminate the agreement for a material breach by the other party.  In the event of a termination of the Revenue Sharing Agreement, other than for material breach, the Company is required to continue paying the revenue sharing amounts to Radnor for a period of eighteen months.  It is anticipated that Radnor will enter into an agreement with Mr. Knetzger, who is co-chairman of the Company's Board of Directors, pursuant to which Radnor will pay Mr. Knetzger a percentage of the proceeds received by Radnor from the Company under the Revenue Sharing Agreement.  As of the date of this Current Report, such an agreement had not been finalized or executed.

On December 31, 2009, the Company entered into an Employment Agreement with George O'Krepkie pursuant to which Mr. O’Krepkie was engaged as the Company’s Head of Credit Sales.  While the employment agreement was entered into and did not become binding until December 31, 2009, it is dated as of November 13, 2009.  Pursuant to this employment agreement, the Company is required to pay Mr. O’Krepkie compensation equal to 21% of all revenue from Radnor Referrals plus an amount equal to 7% (the “Override Amount”) of all gross revenue production from sales resources hired by Mr. O’Krepkie (but excluding any such revenue that would also constitute revenue from Radnor Referrals).  The Company understands that Mr. O’Krepkie has agreed to pay 40% of the Override Amount to Radnor.  Mr. O’Krepkie’s employment is at will and such employment and the employment agreement may be terminated by the Company at any time.

Item 9.01.       Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Participating Preferred Stock

10.1	Unit Purchase Agreement, dated January 11, 2010, between the Company and UBS Americas Inc.

10.2	Preferred Stock Rights Certificate

10.3
Stockholders’ Agreement, dated January 11, 2010, between the Company, Fund Holdings LLC, affiliates of John J. Barry, IV, affiliates of John Barry III, Laidlaw Venture Partners III, LLC and Laidlaw & Company (UK) Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2010

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry, IV
Name:	John J. Barry, IV
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Series A Participating Preferred Stock

10.1	Unit Purchase Agreement, dated January 11, 2010, between the Company and UBS Americas Inc.

10.2	Preferred Stock Rights Certificate

10.3
Stockholders’ Agreement, dated January 11, 2010, between the Company, Fund Holdings LLC, affiliates of John J. Barry, IV, affiliates of John Barry III, Laidlaw Venture Partners III, LLC and Laidlaw & Company (UK) Ltd.